UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
August 18, 2025
Date of report (date of earliest event reported)
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Digi International Inc.
(Exact name of registrant as specified in its charter)
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Delaware	1-34033	41-1532464
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

9350 Excelsior Blvd.	Suite 700
Hopkins	Minnesota	55343
(Address of principal executive offices)		(Zip Code)
(952) 912-3444
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	DGII	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 18, 2025, Digi International Inc. (“Digi”) acquired all of the issued and outstanding shares of Jolt Software, Inc. (“Jolt”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated August 18, 2025, by and among Digi, Jolt and the other parties named therein for approximately $145.5 million in cash, net of Jolt’s cash and otherwise subject to customary conditions and adjustments. Jolt, a company based in Utah, provides a software platform designed to help restaurants, retail, hospitality and other business teams achieve team accountability and digital food safety compliance and boost employee performance. Digi funded the purchase price with a combination of cash on hand and borrowings from the Credit Facility (as defined below).

On August 18, 2025, in connection with the entry into the Merger Agreement, Digi borrowed $150 million under its existing senior secured revolving credit agreement, dated as of December 7, 2023 (the “Credit Agreement”), with BMO Bank N.A., as administrative and collateral agent, and the several banks and other financial institutions or entities from time-to-time party thereto as lenders. The revolving credit facility (the “Credit Facility”) matures on December 7, 2028, at which time all borrowings under the Credit Agreement must be paid in full. There are no scheduled payments prior to the maturity date. After giving effect to the borrowing, availability of approximately $70 million remained under the Credit Facility. The borrowings made on August 18, 2025 were made at Term Secured Overnight Financing Rate for a one-month interest period plus an applicable margin of 2.25% with a commitment fee of 0.25%.

A brief description of the other terms and conditions of the Credit Agreement that are material to Digi, including a brief description of the material terms under which the obligations under the Credit Agreement may be accelerated or increased, are more fully described in Digi’s Current Report on Form 8-K filed on December 11, 2023.

Item 7.01	Regulation FD Disclosure.

On August 18, 2025, Digi issued a press release announcing its acquisition of Jolt and Digi’s borrowings under the Credit Facility. A copy of Digi’s press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

No.	Exhibit	Manner of Filing
99.1	Press Release dated August 18, 2025.	Furnished Electronically
104	The cover page from the Current Report on Form 8-K formatted in Inline XBRL	Filed Electronically

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.
Date: August 19, 2025

DIGI INTERNATIONAL INC.

By:	/s/ James J. Loch
James J. Loch
Senior Vice President, Chief Financial Officer and Treasurer